UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2009

155 East Tropicana, LLC

155 East Tropicana Finance Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-124924	20-1363044
Nevada	333-124924	20-2546581
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

115 East Tropicana Avenue, Las Vegas, NV		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (702) 597-6076

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01                                             Other Events.

As previously reported, on April 7, 2009, 155 East Tropicana, LLC (the “Company”) received a Notice of Default and Reservation of Rights letter from the Agent (as defined below) with respect to that certain Credit Facility, dated as of March 29, 2005, as amended, (the “Credit Facility”) by and among the lenders identified on the signature pages thereof (the “Lenders”), Wells Fargo Foothill, Inc. (the “Agent”; and together with the Lenders, the “Lender Group”), as the arranger and administrative agent for the Lenders, and the Company and each of the Company’s subsidiaries identified on the signature pages thereof (such subsidiaries, together with the Company, are referred to as the “Borrowers”).

Also as previously reported, the Company was notified by the lender that (i) pursuant to the terms of the Credit Facility, the Company no longer has the option of paying the LIBOR interest rate, but must instead pay the Wells Fargo prime rate and (ii) as of May 1, 2009 the rate of interest under the Credit Facility will be increased to the default rate, which is equal to two percentage points above the per annum rate otherwise applicable under the Credit Facility.

On June 11, 2009, the Company received an additional Notice of Default and Reservation of Rights letter (the “June Letter”) from the Agent.  The June Letter states that additional events of default have occurred under the Credit Facility as a result of the Borrowers’ failure to (i) make certain representations in connection with the delivery of financial statements for the periods ending January 31, 2009, February 28, 2009, March 31, 2009 and April 30, 2009 and (ii) make the scheduled interest payment due on April 1, 2009 under the Company’s senior secured notes within the grace period provided under the indenture governing the notes.

The June Letter states further that as a result of the events of default, the Lender Group is under no obligation to extend further credit under the Credit Facility and the Lender Group continues to evaluate its response to the events of default.

As reported in the Company’s Form 10-K filed on March 31, 2009, all of the funds available under the Credit Facility were outstanding as of March 3, 2009.  The Company and the Lender Group are in active discussions regarding the terms of a forbearance agreement.  There can be no assurance; however, that such an agreement will be reached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

155 EAST TROPICANA, LLC
(Registrant)

	By:	/s/ Deborah J. Pierce
Date: June 17, 2009		Deborah J. Pierce
	Its:	Chief Financial Officer